Exhibit 99.2

Contacts
	Investors:	Peter Poillon +1 212 915-8084 Email: peter.poillon@willis.com

News Release	Media:	Miles Russell +44 203 124-7446 Email: miles.russell@willis.com

Willis Group Hosts Investor Conference

Management team outlines growth strategy following business review

NEW YORK, July 30, 2013 – Willis Group Holdings plc (NYSE: WSH), the global risk advisor, insurance and reinsurance broker, is holding an investor conference today in New York City from 1:00 p.m. to 5:00 p.m. Eastern Time. Willis Group, which last week reported its third consecutive quarter of strong top line growth, will today turn its focus to the road ahead, outlining a strategy for continued growth that closely aligns the company’s three business units: Willis North America, Willis International and Willis Global.

Group CEO Dominic Casserley, who joined Willis in January 2013 and launched a full review of operations, will lead the discussion at the investor conference, joined by four members of the company’s senior management team, Chief Financial Officer Michael Neborak, Willis North America CEO Todd Jones, Willis International CEO Tim Wright, and Willis Global CEO Steve Hearn, who also serves as Deputy CEO of Willis Group.

In its presentation to investors, the management team will detail where, and how, the company intends to focus its resources and compete across its global footprint in the months and years ahead. The team will emphasize the range of geographies, products and industries where the company’s scale, talent and expertise will allow it to grow market share and earnings while maintaining its traditional cost discipline.

“Over the past six months, we have taken the measure of our business from both the outside and inside, meeting with our clients from around the world to understand their needs for greater resilience in an increasingly complex world, and also learning from our Associates about what makes Willis unique in how we serve the market,” said Casserley. “The key to Willis, as we move forward, will be to deploy our deep industry knowledge and analytic expertise more powerfully across our geographies, bringing them to our clients where they need it most.”

The strategy to be unveiled by Willis today will involve investing selectively in growth markets, defined by geography, industry sector and client segment. Willis will bring to its clients across the world greater access to Willis’s leading positions in specialty areas, such as Marine, Energy and Aerospace, among others. The company also expects to rebalance its portfolio of businesses toward high-growth markets, which now comprise approximately 20% of the firm’s revenues, towards approximately 30% over the medium term. In addition, Willis will increase investment in, and deployment of, its analytical capability. Willis has long enjoyed a reputation in the insurance industry for innovation and use of analytics on behalf of its clients. The management team will discuss how those capabilities will be more broadly distributed to its insurance and reinsurance clients around the world.

Outlining a clear growth plan for the medium term, the company will lay out for investors that it intends to deliver consistent organic revenue growth in the mid-single digits. At the same time, the company will target revenue growth to outpace expense growth by more than 70 basis points. This will lead to a significant increase in cash flow and, the company expects, will ultimately generate attractive returns for shareholders.

“We operate in a world where mitigating risk is a fundamental part of the agenda of corporate boards, and this will be a significant global growth market. With a footprint across 90 countries, strong risk expertise and deep client relationships, we believe there is significant room for us to grow,” Casserley added.

Achieving the results outlined at the investor conference will come from greater alignment among Willis’s three businesses, which will comprise the core of the message laid out in presentations by Willis’s business unit leaders.

Willis North America, led by Todd Jones, will focus on specific industries in North America that offer outsized growth potential and micro-geographies, down to the zip-code level. Increasing connectivity with Willis Global, it will build on its strong market position. The North America unit also intends to build on recent growth rates in its $300 million Human Capital business.

Willis International, led by Tim Wright, will invest in selective high-growth markets where it already has a presence, including in Latin America, Asia and Central Europe, the Middle East and Africa and, in that context, will seize on growth opportunities in employee benefits in markets such as China and Brazil. The unit’s businesses in the more mature UK and Australasian markets will deploy strategies to resume growth while Willis International will also target markets where it can win more market share in the Eurozone.

Willis Global, led by Steve Hearn, will build on its strength in Willis Re, which has delivered exceptional growth in the first half of the year. Global will also capitalize on its leading specialisms to drive cross-sell opportunities, working closely with colleagues in Willis North America and Willis International. Investments to develop innovative products that respond to specific client needs will continue, helping to grow Willis Group’s reputation around the world as ‘the analytical broker.’

Details of the Live Audio and Video Webcast

The Willis Group Investor Conference will commence with presentations at 1:00 p.m. Eastern time and conclude at approximately 5:00 p.m. Eastern time, during which there will be two question and answer sessions for conference attendees. Those not attending the Conference may follow the proceedings through a live audio and video webcast of the event. The audio or video, together with downloadable presentation materials, will be available through a link in the Investor Relations section of the Company’s Website at www.willis.com. The presentation materials are scheduled to be uploaded to that Website at approximately 11:00 a.m. Eastern Time. A replay of the conference will also be available in the Investor Relations section of the company’s web site, shortly after the conference. In addition, Willis has filed a Current Report on Form 8-K with the SEC, including as an exhibit the investor presentations.

About Willis

Willis Group Holdings plc is a leading global risk advisor, insurance and reinsurance broker. With roots dating to 1828, Willis operates today on every continent with more than 17,000 employees in over 400 offices. Willis offers its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Our experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events. Find more information at our Website, www.willis.com, our leadership journal, Resilience, or our up-to-the-minute blog on breaking news, WillisWire. Across geographies, industries and specialisms, Willis provides its local and multinational clients with resilience for a risky world.

Forward-Looking Statements

This press release contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as, ‘aim’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘probably’, or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our global business operations;

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the impact of current financial market conditions on our results of operations and financial condition, including as a result of those associated with the current Eurozone crisis, any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

•	our ability to implement and realize anticipated benefits of any expense reduction initiative, charge or any revenue generating initiatives;

•	our ability to implement and fully realize anticipated benefits of our new growth strategy;

•	volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control;

•	our ability to continue to manage our significant indebtedness;

•	our ability to compete effectively in our industry, including the impact of our refusal to accept contingent commissions from carriers in the non-Human Capital areas of our retail brokerage business;

•	material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane;

•	our ability to retain key employees and clients and attract new business;

•	the timing or ability to carry out share repurchases and redemptions;

•	the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long term debt agreements that may restrict our ability to take these actions;

•	fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets;

•	any fluctuations in exchange and interest rates that could affect expenses and revenue;

•	the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations;

•	rating agency actions that could inhibit our ability to borrow funds or the pricing thereof;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan liabilities or funding obligations;

•	our ability to achieve the expected strategic benefits of transactions, including any growth from associates;

•	further impairment of the goodwill of one of our reporting units, in which case we may be required to record additional significant charges to earnings;

•	our ability to receive dividends or other distributions in needed amounts from our subsidiaries;

•	changes in the tax or accounting treatment of our operations and fluctuations in our tax rate;

•	any potential impact from the US healthcare reform legislation;

•	our involvements in and the results of any regulatory investigations, legal proceedings and other contingencies;

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underwriting, advisory or reputational risks associated with non-core operations as well as the potential significant impact our non-core operations (including the Willis Capital Markets & Advisory operations) can have on our financial results;

•	our exposure to potential liabilities arising from errors and omissions and other potential claims against us; and

•	the interruption or loss of our information processing systems or failure to maintain secure information systems.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information see the section entitled ‘‘Risk Factors’’ included in Willis’ Form 10-K for the year ended December 31, 2012 and our subsequent filings with the Securities and Exchange Commission. Copies are available online at http://www.sec.gov or www.willis.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

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